Exhibit 99.2

May 2026 Investor Presentation Private and Confidential

Disclaimer 2 Investor Presentation / May 2026 This presentation (the "Presentation") has been prepared solely for the purpose of furnishing information on a confidential basis to interested parties to assist them in making their own evaluation with respect to the contemplated private capital raise and related transactions involving NewHold Investment Corp III ("NewHold") (collectively, the "Transactions") by newcleo Ltd. (the "Company" or "newcleo") and is being delivered solely to recipients that are (i) "qualified institutional buyers" as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), (ii) sophisticated institutional "accredited investors" within the meaning of Rule 501(a) under the Securities Act or (iii) if located in the United Kingdom or European Union, "qualified investors" (within the meaning of the UK or EU Prospectus Regulations, as applicable) (any such recipient, together with its subsidiaries and affiliates, the "Recipient") to you on behalf of the Company and NewHold by Goldman Sachs & Co. LLC ("Goldman Sachs") and BTIG, LLC ("BTIG"), as financial advisors, placement agents and/or arrangers to the Company, as the case may be, in connection with the Transactions. This information is strictly confidential and proprietary, and its disclosure to an unauthorized recipient could cause significant harm to the Company. By accepting this Presentation, you and your affiliates agree to maintain this information in the strictest confidence and to protect and safeguard this Presentation against any unauthorized publication or disclosure. Without the express prior written consent of the Company, this Presentation and any information contained within it may not be (i) reproduced (in whole or in part), (ii) copied at any time, (iii) used for any purpose other than your evaluation of the Company and the Transactions or (iv) provided to any person except your employees and advisors with a need to know who are advised of the confidentiality of the information, except to the extent required by law. You acknowledge that you are (a) aware that the United States securities laws prohibit any person who has material non-public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities and (b) familiar with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), and that you will neither use, nor cause any third party to use, this Presentation or any information contained herein in contravention of the Exchange Act, including, without limitation, Rule 10b-5 thereunder. You also acknowledge and agree that this Presentation may contain material non-public information concerning the Company. By accepting this Presentation and the information contained herein, you and your institution expressly agree to use this Presentation and the information contained herein in accordance with your compliance policies, contractual obligations and applicable laws, including United States federal and state securities laws and comply with the confidentiality obligations and other requirements set forth herein. This Presentation supersedes and replaces all previous oral or written communications between the parties hereto relating to the subject matter hereof. This Presentation and any oral statements made in connection with this Presentation shall not constitute an offer to sell or a solicitation of an offer to buy securities or an invitation or inducement to engage in investment activity, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of such securities under the securities law of any such jurisdiction. This Presentation does not constitute either advice or a recommendation regarding any securities. Any offer of securities, if made, may be made only through definitive offering documents, including, but not limited to, a subscription agreement and related documentation, and will be made in reliance on an exemption from registration under the Securities Act for offers and sales of securities that do not involve a public offering. The information contained herein is qualified in its entirety by reference to the definitive offering documents. The Company, NewHold, Goldman Sachs and BTIG reserve the right to withdraw or amend the proposed offering for any reason and to reject any subscription agreement for any reason or no reason. Notwithstanding anything contained herein, there can be no assurance that the Transactions will be consummated on the terms described herein, within the time periods contemplated hereby, or at all. Any securities to be offered by the Company in connection with the Transactions to which this Presentation relates have not been registered under the Securities Act or applicable state or foreign securities laws. The opportunity to participate in the Transactions is being offered only to a limited group of sophisticated institutional investors, including "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act and "accredited investors" within the meaning of Rule 501(a) under the Securities Act that are also "institutional accounts" (as defined in Rule 4512(c) of the Financial Industry Regulatory Authority) or, if located in the United Kingdom or European Union, are "qualified investors" (within the meaning of the UK or EU Prospectus Regulations, as applicable) and are understood to be experienced in and have a potential interest in investments of the kind described herein. The securities of the Company may not be offered or sold in the United States absent a registration statement or an applicable exemption from the registration requirements of the Securities Act. The securities of the Company have not been approved or disapproved by the Securities and Exchange Commission, any state securities commission or other United States or foreign regulatory authority. No representations or warranties, express or implied, are given in, or in respect of, this Presentation. This Presentation is subject to updating, completion, revision, verification and further amendment. None of the Company, NewHold, or their respective affiliates has authorized anyone to provide interested parties with additional or different information. No securities regulatory authority has expressed an opinion about the securities discussed in this Presentation or determined if this Presentation is truthful, accurate or complete, and it is an offense to claim otherwise. None of the Company, NewHold, Goldman Sachs, BTIG or any of their respective subsidiaries, equity holders, affiliates, representatives, partners, members, directors, officers, employees, advisers or agents (collectively, "Representatives") makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein or any other written, oral or other communications transmitted or otherwise made available to the recipient in the course of its evaluation of the Transactions, and nothing contained herein shall be relied upon as a promise or representation whether as to the past or future performance. To the fullest extent permitted by law, none of the Company, NewHold, Goldman Sachs, BTIG or any of their respective Representatives shall be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its accuracy or sufficiency, its omissions, its errors, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. The information contained in this Presentation is provided as of the date hereof and may change, and none of the Company, NewHold, Goldman Sachs, BTIG or any of their respective Representatives undertakes any obligation to update such information, including in the event that such information becomes inaccurate or incomplete. The general explanations included in this Presentation cannot address, nor is intended to address, your specific investment objectives, financial situations or financial needs. Portions of the information contained herein may have been generated using artificial intelligence, which is primarily used to gather general market or industry data and to compile company specific information to facilitate the recipient's preliminary review. Any pro forma financial information, capitalization, ownership percentages or other post-Transactions information included herein is presented for illustrative purposes only, is based on assumptions and estimates deemed reasonable by management as of the date hereof, and is subject to change, which may be material. Recipients of this Presentation are not to construe its contents, or any prior or subsequent communications from or with the Company, NewHold, Goldman Sachs, BTIG or any of their respective Representatives, as investment, legal or tax advice. In addition, this Presentation does not purport to be all inclusive or to contain all of the information that may be required to make a full analysis of the Company, NewHold and the Transactions. Recipients of this Presentation should read the definitive documents for the Transactions and make their own evaluation of the Company, NewHold and the Transactions and of the relevance and adequacy of the information and should make such other investigations as they deem necessary.

Disclaimer 3 Investor Presentation / May 2026 You are urged to request any additional information you may consider necessary or desirable in making an informed investment decision. None of Goldman Sachs, BTIG or any of their respective Representatives is acting as a financial advisor, placement agent, arranger or in any other advisory capacity to you with respect to the Transactions or owes such recipient any duty of loyalty or care (whether in contract, in tort or otherwise) with respect to this Presentation or the Transactions (and each of Goldman Sachs and BTIG, on behalf of itself and its respective Representatives, expressly disclaims any such advisory, fiduciary or similar relationship). You (and your Representative, if any) are invited, prior to the entry into any definitive documentation with respect to the Transactions, to ask questions of, and receive answers from, the Company and NewHold concerning the Transactions and to obtain additional information regarding the Transactions, to the extent the same can be acquired without unreasonable effort or expense, in order to verify the accuracy of the information contained herein. If you decide not to participate in the Transactions, or if the Company, NewHold, Goldman Sachs or BTIG so requests at any time, you will promptly return to the Company, NewHold, Goldman Sachs or BTIG all materials furnished to you in connection with the Transactions, including this Presentation, without retaining any copies thereof (except copies retained for bona fide legal or compliance purposes). Projections and Other Forward-Looking Statements This Presentation (and any oral statements regarding the subject matter of this Presentation) contains certain forward-looking statements, within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act, that are based on our management's beliefs and assumptions and on information currently available to management with respect to the Company and the Transactions, including the proposed transactions involving NewHold, including expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding the Company and statements regarding the anticipated benefits and timing of the completion of the Transactions, and the Company's expectations, intentions, strategies, assumptions or beliefs about future events, results of operations or performance or that do not solely relate to historical or current facts. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "potential," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. The actual results could differ materially from those expressed in, or implied by, these forward-looking statements, and, accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur. In addition, many factors could cause actual future events to differ materially from the forward-looking statements in this Presentation. There may also be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Recipients are cautioned not to put undue reliance on forward-looking statements, and none of the Company, NewHold, Goldman Sachs, BTIG or any of their respective Representatives assumes any obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. None of the Company, NewHold, Goldman Sachs, BTIG or any of their respective Representatives gives any assurance that these expectations will be achieved on the time periods expected or at all. To the extent this Presentation includes projected financial information or operating metrics, such projections and metrics are based on assumptions that are inherently subject to significant business, economic, regulatory, market and competitive uncertainties, and actual results may differ materially from those expressed in, or implied by, such projections or metrics. Inclusion of any such projections or metrics should not be regarded as a representation by the Company, NewHold or any other person that such results will be achieved, and recipients should not place undue reliance on such projections or metrics. Industry and Market Data This Presentation has been prepared by the Company and its Representatives and includes market data and other statistical information from third-party industry publications and sources as well as from research reports prepared for other purposes. Although the Company believes these third-party sources are reliable as of their respective dates, none of the Company, Goldman Sachs, BTIG or any of their respective Representatives has independently verified the accuracy or completeness of this information and cannot assure you of the data's accuracy or completeness. Some data are also based on the Company's good faith estimates, which are derived from both internal sources and the third-party sources. None of the Company, Goldman Sachs, BTIG or any of their respective Representatives makes any representation or warranty with respect to the accuracy of such information. Non-GAAP/Non-IFRS Measures This Presentation may include certain non-GAAP and/or non-IFRS financial measures that management believes provide useful supplemental information regarding the performance of the business. Such measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP or IFRS, as applicable. Other companies may calculate such measures differently, and therefore such measures may not be comparable to similarly titled measures presented by other companies. Trademarks and Intellectual Property All trademarks, service marks, and trade names of a person or its affiliates used herein are trademarks, service marks, or registered trade names of such person or its affiliate, as noted herein. Any other product, company names, or logos mentioned herein are the trademarks and/or intellectual property of their respective owners, and their use is not alone intended to, and does not alone imply, a relationship with any person, or an endorsement or sponsorship by or of any party. Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that any person or the applicable rights owner will not assert, to the fullest extent under applicable law, their rights or the right of the applicable owner or licensor to these trademarks, service marks and trade names.

Risk Factors 4 Investor Presentation / May 2026 Certain factors may have a material adverse effect on the business, financial condition and results of operations of NewHold, newcleo or any combined company created pursuant to the Transactions (the "Combined Company" and, together with NewHold and newcleo, the "Parties") and your proposed investment through the Transactions. Additional risks that the Parties are unaware of, or that the Parties currently believe are not material, may also become important factors that materially adversely affect any of the Parties. If any of the following risks actually occur, the business, financial condition, results of operations and future prospects of the Parties could be materially and adversely affected. In that event, the trading price of the Combined Company's securities following the Transactions could decline, and you could lose all or part of your investment. Many of the risks and uncertainties affecting the Combined Company below are also relevant to an investment in NewHold, and investors in NewHold may be affected by such risks and uncertainties. Risks Related to newcleo's Business and Operations Following the Transactions • newcleo has not yet constructed any LFR power plants or MOX fuel manufacturing plants or entered into any binding contract with any customer to operate an LFR or MOX fuel manufacturing plant, and there is no guarantee that it will be able to do so in the future. • newcleo has a limited commercial operating history in a rapidly evolving industry. As a result, it is difficult to evaluate and prepare for all the risks and challenges it may encounter. • newcleo has no experience in operating a company that builds and operates commercial nuclear power plants or that licenses customers' technology to build and operate commercial nuclear power plants. • newcleo is an early-stage company with a history of financial losses, and it expects to incur significant expenses and continuing financial losses at least until its LFR and fuel manufacturing plants become commercially viable, which may never occur. • newcleo's construction and delivery timeline estimates for its plants, facilities and other equipment may increase due to a number of factors, including the degree of pre-fabrication, standardization, licensing regulation, on-site construction, long-lead procurement, contractor performance, plant pre-operational and startup testing and other site-specific considerations. • newcleo's LFRs are expected to rely on MOX fuel. • Building a new LFR plant or fuel manufacturing plant is challenging as a result of many factors, including regulatory and construction complexity, and may take longer or cost more than newcleo expects. • newcleo's LFR and fuel manufacturing plants may not operate as planned. • newcleo's supply base may not be able to scale to the production levels necessary to meet sales projections. • newcleo relies on a limited number of suppliers for certain materials and supplied components, some of which are highly specialized and are being designed for first-of-a-kind or sole use in its plants, and newcleo and its third-party vendors may not be able to obtain sufficient materials or supplied components to meet their manufacturing and operating needs or obtain such materials on favorable terms. • newcleo's business operations rely heavily on securing agreements with suppliers for essential materials and components that will be used to construct its plants. • newcleo's plant designs may not attract customers as quickly as it expects, or at all. • Customers may rescind or back out of non-binding agreements, which could adversely affect newcleo's revenue streams, project timelines and overall financial performance. • newcleo depends on key executives, management and other highly skilled personnel to execute its business plan and conduct its operations, and the departure of key personnel could have a material adverse effect on its business. • newcleo's business plan requires it to attract and retain qualified personnel, including personnel with highly technical expertise, and its failure to do so could have a material adverse effect on its business. • Some members of newcleo's management team have limited experience in operating a public company. • If newcleo fails to manage its growth effectively, it may be unable to execute its business plan, which could have a material adverse effect on its business prospects, financial condition, results of operations and cash flows. • There is limited to no commercial operating experience for lead-cooled fast reactors of this type, configuration and scale, which creates risks in cost and timeline estimates and may result in greater than expected construction cost, licensing timelines, deployment timelines, maintenance requirements, differing power output and greater operating expense. • Successful commercialization of new, or further enhancements to existing, alternative carbon-free energy generation technologies may prove to be more cost effective or appealing to the global energy markets and therefore may adversely affect market demand for newcleo's LFRs and plants. • The market for alternative carbon-free energy generation technologies has not yet been established and may not achieve the potential newcleo expects or may grow more slowly than expected. • Competition from existing or new competitors or technologies could cause newcleo to experience downward pressure on prices, fewer customer orders, reduced margins, the inability to take advantage of new business opportunities and the loss of market share.

Risk Factors 5 Investor Presentation / May 2026 • The cost of MOX fuel may not be cost competitive with energy generated from other sources, which could materially and adversely affect newcleo's business prospects, financial condition, results of operations and cash flows. • Changes in the availability and cost of oil, natural gas and other forms of energy are subject to volatile market conditions that could adversely affect newcleo's business prospects, financial condition, results of operations and cash flows. • newcleo's investment in MOX fuel production may not provide the return it expects, and the market for recycled nuclear fuel in the United States and abroad may never be established or may be smaller or grow more slowly than expected. • newcleo and its customers operate in a politically sensitive environment, and negative public and political perceptions of nuclear energy and radioactive materials could materially and adversely affect newcleo, its customers and the markets in which it operates. • Incidents involving nuclear energy facilities in the United States or globally, including accidents, terrorist acts or other high-profile events involving radioactive materials, could materially and adversely affect the public perception of the safety of nuclear energy, newcleo's customers and the markets in which it operates. • Russia's invasion of Ukraine is severely and unpredictably impacting global energy markets and supply chains, and rising concerns over a second severe nuclear accident in Ukraine could seriously hurt public reception to nuclear energy. • newcleo's ability to protect its patents and other intellectual property rights may be challenged and is not guaranteed. If newcleo is unable to protect its intellectual property rights, its business and competitive position may be harmed. • newcleo currently enjoys only limited geographical protection with respect to certain issued patents and trademarks and may not be able to protect its intellectual property rights throughout the world. • newcleo may need to defend itself against intellectual property infringement claims, which may be time-consuming and could cause it to incur substantial fees and costs. • newcleo may be subject to claims of ownership and other rights to its patents and other intellectual property by third parties. • Compliance with the reporting obligations under the U.S. securities laws and Section 404 of the Sarbanes-Oxley Act requires expenditures of capital and other resources and may divert management's attention. If newcleo fails to comply with these reporting obligations or to maintain adequate internal controls, its operations, and investors' confidence in it, could be materially and adversely affected. • newcleo is subject to information technology and cyber security threats that could have adverse effects, including regulatory enforcement consequences, on its business and results of operations. Macroeconomic Risks Relating to newcleo's Business • newcleo may experience a disproportionately larger impact from inflation and rising costs. • Uncertain global macroeconomic and political conditions could materially adversely affect newcleo's business prospects, financial condition, results of operations and cash flows. • newcleo's cost estimates are highly sensitive to broader economic factors, and its ability to control or manage its costs may be limited. • The direct and indirect impact on newcleo and its customers from severe weather and other effects of climate change could adversely affect newcleo's financial condition, operating results and cash flows. • The occurrence of adverse events, cancellations of significant projects, delays in project timelines, adjustments in cost structures and other negative developments announced by competitors could have an impact on newcleo's operations, financial performance and future prospects. • newcleo's expectations regarding changes in the sustainability industry may not materialize to the extent it expects, or at all. Risks Relating to Compliance with Law, Government Regulation and Litigation • The nature of newcleo's business requires it to interact with various governmental entities, making it subject to the policies, priorities, regulations, mandates and funding levels of such governmental entities, and newcleo may be negatively or positively impacted by any change thereto. • newcleo's LFRs and plants will be highly regulated by U.S. and foreign regulators. • newcleo's operations and business plans could be significantly impacted by changes in federal, state and local government policies and priorities. • Changes in governmental agency budgets, as well as staffing shortages at national laboratories and other governmental agencies, may lengthen newcleo's estimated timelines for regulatory approval and construction. • newcleo may pursue government awards involving cost-share related to its R&D work, which could be affected by its failure to comply with certain laws and regulations.

Risk Factors 6 • newcleo's business is subject to stringent export control laws and regulations. Unfavorable changes in these laws and regulations or government licensing policies, newcleo's failure to secure timely government authorizations under these laws and regulations, or its failure to comply with these laws and regulations could have a material adverse effect on newcleo and its ability to expand. • Changes in international trade policies, tariffs and treaties affecting imports and exports may have a material adverse effect on newcleo's performance or business prospects. • newcleo may become involved in litigation that may materially adversely affect it. • newcleo's failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act that will be applicable to it after the Transactions are consummated could negatively impact its business. • newcleo's customers could incur substantial costs as a result of violations of, or liabilities under, environmental laws. • newcleo's operations involve hazardous materials and highly technical processes, requiring strict compliance with safety procedures, guidelines and regulatory requirements. Any failure of the measures newcleo has implemented to address potential issues related to its operations could adversely affect its business. • newcleo is subject to laws and regulations governing the use, transportation and disposal of toxic, hazardous and/or radioactive materials. Failure to comply with these laws and regulations could result in substantial fines and/or enforcement actions. • newcleo will have extensive nuclear liability coverage via well established and extensive global nuclear liability regimes and nuclear liability insurance policies. Where these would not apply newcleo will seek to cover such gaps in nuclear liability coverage in its contracts, but such coverage may not always be possible as an operator of nuclear reactors, and such liability could materially and adversely affect its business, results of operations and financial condition. Risks Relating to newcleo's Capital Resources • The amount of time and funding needed to develop newcleo's LFRs and plants may significantly exceed its expectations, and if there are significant redemptions in connection with the Transactions, newcleo may need to make significant adjustments to its business plan or significantly delay, scale back or discontinue the deployments of its facilities and/or some or all of its research and development programs and will need to seek additional capital. • In order to fulfill its business plan, newcleo will require additional funding in addition to any funding resulting from the Transactions. Such funding may be dilutive to investors, may result in a decline in the market price of the Combined Company's securities, and no assurances can be provided as to the availability or terms of any such funding. • newcleo's business plan includes the use of investment tax credits, production tax credits or other forms of government funding to finance the commercial development of its LFRs and plants, and there is no guarantee that its projects will qualify for these credits or that government funding will be available in the future. • Changes in tax laws could adversely affect newcleo's business prospects and financial results. • There is substantial doubt about newcleo's ability to continue as a going concern, and it may require additional future funding whether or not the Transactions are consummated. • newcleo's actual operating results may differ significantly from its guidance. • newcleo's financial results may vary significantly from quarter to quarter. • The Combined Company may qualify as an emerging growth company within the meaning of the Securities Act, and if it takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make its securities less attractive to investors and may make it more difficult to compare its performance with other public companies. • Changes in newcleo's accounting estimates and assumptions could negatively affect its financial position and results of operations. • It may be difficult to enforce U.S. judgments against newcleo. • Fluctuations in foreign currency exchange rates may adversely affect newcleo's results of operations and cash flows. • Reports published by analysts, including projections in those reports that differ from actual results, could adversely affect the price and trading volume of the Combined Company's securities. • Market values of growth-oriented companies like newcleo, particularly companies that entered into business combination agreements with SPACs, have been affected by adverse economic and market forces, which may induce downward pressure on the price and trading volume of the Combined Company's securities. Investor Presentation / May 2026

Risk Factors 7 • Securities of companies formed through SPAC mergers such as the Transactions may experience a material decline in price relative to the share price of NewHold prior to the Transactions. • The Parties will incur significant transaction costs, and these transaction costs add risk to newcleo's ability to be a going concern and/or act on its business plan. Risks Related to Our Illustrative Revenue Streams • The illustrative capacity figures and revenue streams included in this presentation are illustrative in nature, are based on a number of assumptions, and may not reflect our actual future performance. • The illustrative revenue streams presented in this presentation are estimates only, reflecting management's current expectations and based on numerous assumptions. • The illustrative revenue streams presented in this presentation may not be realized, and actual results could differ materially from the illustrative estimates presented. • Successful commercialization of new, or further enhancements to existing, alternative carbon-free energy generation technologies, such as adding carbon capture and sequestration/storage mechanisms to fossil fuel power plants, wind, solar, geothermal or fusion, may prove to be more cost effective or appealing to the global energy markets and therefore may adversely affect the market demand for our LFRs and plants, potentially adversely affecting our ability to successfully commercialize our LFRs and plants. Risks Related to NewHold and the Transactions • NewHold may not be able to obtain the required shareholder approval to consummate the Transactions. • NewHold's sponsor, directors and officers may have potential conflicts of interest in recommending that NewHold's shareholders vote in favor of the Transactions. • NewHold's sponsor, directors and officers have agreed to vote in favor of the Transactions, which increases the likelihood that NewHold will receive the requisite shareholder approval regardless of how NewHold's public shareholders vote. • The ability of NewHold's public shareholders to exercise redemption rights with respect to a large number of public shares could deplete NewHold's trust account prior to the closing of the Transactions and thereby diminish the amount of capital available to the Combined Company. • NewHold's sponsor may receive a positive return on its founder shares, even if NewHold's public shareholders experience a negative return on their investment after the consummation of the Transactions. • NewHold cannot assure you that its due diligence review of newcleo's business has identified all material issues or risks associated with its business or the industry in which it operates. • NewHold's shareholders will experience significant dilution as a consequence of the Transactions and related financings. • The consummation of the Transactions is subject to a number of conditions and may be terminated. If the conditions to closing are not satisfied or waived, the transaction agreements may be terminated in accordance with their terms and the Transactions may not be completed. • Neither NewHold nor its shareholders may have the benefit of any indemnification, escrow, price adjustment or similar post-closing protection if any representations or warranties ultimately prove to be inaccurate or incorrect. • NewHold's directors and officers will have discretion as to whether to agree to changes or waivers in the terms of the Transactions, and their interests in exercising that discretion may conflict with the interests of NewHold's public shareholders. • Following the consummation of the Transactions, an active trading market for the Combined Company's securities may not be available on a consistent basis to provide shareholders with adequate liquidity. • Because there are no current plans for the Combined Company to pay cash dividends for the foreseeable future, shareholders may not receive any return on investment unless the Combined Company's securities appreciate in value. • Following the consummation of the Transactions, the Combined Company may be subject to an increased risk of securities class action litigation. • There can be no assurance that the Combined Company will be able to meet the initial listing standards of any stock exchange, or, following the closing of the Transactions, comply with the continued listing standards of the applicable stock exchange. Investor Presentation / May 2026

I. Executive Summary Table of Contents III. Technology Overview II. Company Overview 8 IV. newcleo Operations V. Commercial Strategy & Partnerships VI. Market Opportunity 50 9 29 35 41 46 VII. Transaction Summary 53 Investor Presentation / May 2026

I. Executive Summary Investor Presentation / May 2026 9 newcleo engineers working on the HUSTLE and SOLEAD facilities

Transaction Summary

***new*cleo is an advanced nuclear company developing fast-reactor technology and closed loop fuel-cycle solutions. The proposed transaction contemplates a business combination between NewHold Investment Corporation III, a publicly-listed SPAC, and *new*cleo, a privately-held operating business.**

Key Highlights

Expected Net Proceeds

- $209mm cash in trust from NewHold Investment Corporation III (Nasdaq: NHIC)[1]
- $220mm PIPE commitments in place; certain trust shareholders have entered into non-redemption agreements
- $374mm[2] in net proceeds to fund commercialization and accelerate growth

Stakeholder Commitments

- *new*cleo shareholders retaining 100% of existing equity
- NHIC founder shares subject to performance hurdles
- *new*cleo shareholders and NHIC sponsor subject to post-transaction lock-ups

Valuation

- ~$2.4bn[3] pre-transaction equity value, subject to upward adjustment for cash raised by *new*cleo pre-closing
- Attractive valuation relative to other leading energy technology companies

Expected Pro Forma Ownership

- 84.4% existing shareholders (100% equity retention)

Exor Ventures | azimut | DANIELI | walter tosto INNOVATION AND DELIVERY | CERN

- 8.1% SPAC including founder shares[4]
- 7.6% PIPE investors

Leadership



Co-founder, CEO of *new*cleo

Stefano Buono

newcleo



Co-founder, Deputy CEO, COO of *new*cleo

Elisabeth Rizzotti

newcleo



Group CFO of *new*cleo

Jon Stranske

newcleo



CEO of Newhold Investment Corp III

Kevin Charlton

NEWHOLD

Note: NewHold Investment Corporation III is referred as NewHold or NHIC in subsequent pages.

[1] Based on NewHold cash in trust as of December 31, 2025. Assumes no redemptions. | [2] Reflects assumed $209 million of NewHold cash in trust plus $220 million PIPE less estimated transaction expenses. | [3] Includes currently outstanding shares and vested options. | [4] Assumes no redemptions and $220 million PIPE. Includes shares held by public holders and Founder Shares that immediately vest and excludes shares subject to price vesting and warrants held by the Founder.

newcleo Investor Presentation / May 2026 10

Investor Presentation / May 2026 11 "newcleo's mission is to develop the safest and most advanced nuclear reactor to close the fuel cycle. newcleo will provide a competitive solution to the world's clean electricity needs while reducing the world's nuclear waste liability." – newcleo co-founders Stefano Buono, Luciano Cinotti, and Elisabeth Rizzotti A black and white play button AI-generated content may be incorrect.

newcleo Overview Note: Includes revenue generated from Manufacturing and EPCM Subsidiaries. 1 Partnership agreements with LFR Industrial Applications Partners are non-binding commitments intended to outline the framework for a strategic partnership. | 2 Includes revenue, other income, and financial income in 2024. 12 Investor Presentation / May 2026 A new, vertically integrated and derisked player in nuclear energy with established facilities and strong partnerships $780m+ Private funds raised $80m Revenues in 20242 30+ Years of leadership in lead technology 31 Patent Families 2021 Operations launched Offices (16) Sites (3) Land acquisitions under way Factories (3) Qualification, R&D, and training centres (3) LFR Balance of Plant (BoP) Engineering Joint Venture LFR Industrial Applications Partners1 Key Partnerships and Relationships Mixed Oxide (MOX) Fuel Manufacturing MOX enables the recycling of plutonium and other nuclear materials from spent reactor fuel, reducing waste and providing a long-term, secure fuel supply Lead-Cooled Fast Reactor LFR, powered by MOX fuel, can operate at safe atmospheric pressures and high thermal efficiencies, enabling emission free, low-cost baseload power Core Business Offerings Manufacturing and EPCM Subsidiaries MOX Fuel Manufacturing Partnership LFR Deployment Joint Venture 900+ Employees newcleo's diversified recurring revenue streams include license sales; engineering services and EPCM contracts; components and nuclear fuel; and, maintenance and operational support LFR Research Partners

Capitalizing on Favorable Market Tailwinds 13 7,034 12,193 2024 2026 2028 2030 2032 2034 2036 2038 2040 newcleo is in pole position to capture outsized growth Source: World Nuclear Association, BNEF New Energy Outlook 2025 – Net Zero Scenario. Energy Diversification and Independence Diversification and resilience of fuel sources has become a priority amid geopolitical dynamics Unprecedented Demand Growth 3.5% annual load growth rate through 2040 compared to ~0.5% historically, largely driven by datacenter load for AI Critical Raw Materials Bottlenecks Nuclear power plants use 90% fewer critical materials than solar and wind Favorable Policy Shifts U.S. Executive Orders mandate 4x expansion of nuclear by 2050 while the EU Alliance on SMRs has developed a Strategic Action Plan to support next-gen nuclear U.S. and Europe Electricity Demand 2024A – 2040E (TWh) '24A – '40E CAGR: 3.5% Projected ~75% increase from 2024 to 2040 Grid Stabilization and Network Flexibility Firm, 24/7 power required to serve industrial and data center load, backup intermittent resources, and backfill legacy fossil asset retirements Europe United States Investor Presentation / May 2026

Management Operational History for LFRs and MOX Fuel Manufacturing LFR MOX Fuel newcleo is building on seven decades of research and development Investor Presentation / May 2026 14 60s / 70s Inception Technology was born in the Soviet Union's submarine program, delivering a staggering 80 years of cumulative real-world experience France pioneered recycling of spent nuclear fuel - turning waste into powerful MOX assemblies 90s Advancement International collaboration with newcleo's founder drove breakthroughs in LFR design France and Belgium manufacture MOX for light water reactors (LWR) and fast neutron reactors (sodium) Today Deployment Russia and Europe are setting pace for LFR deployment; BREST-OD-300 construction being finalized French MOX technology powers 30 LWRs worldwide and is a viable fuel solution for upcoming AMRs, such as newcleo's LFR CIRCE – NEXTRA Built 2001

*new*cleo's Technological Advantages

*new*cleo's closed fuel cycle fosters a synergistic relationship that provides lasting structural advantages over competitors

Lead-Cooled Fast Reactors (LFR)



Under development in Brasimone, Italy

Gen IV Advanced Modular Reactors (AMRs) **cooled by liquid lead** and **powered by MOX fuel**

Key Advantages	
1	Inherent/passive safety, reducing impact of any potential incident
2	Design simplification, decreasing structure costs
3	High operating temperature, enabling industrial applications
4	26 Patent families[1], covering decades of research on LFRs

Development Status: Primary systems validated through non-nuclear test loop

Mixed Oxide Fuel (MOX)


This amount of recycled nuclear waste could power your entire life newcleo

A lifetime of clean energy, coin-sized

Reactor fuel **composed of uranium oxide** and **plutonium oxide** made from **spent nuclear waste**

1	Energy extraction from spent fuel maximized
2	Supply security driven, lowering fuel costs
3	Multi-recycling of fuel enabled, pairing seamlessly with LFRs
4	Ready for commercialization

LFR and MOX technologies are rooted in decades of research and operation with several existing proof of concepts globally

[1] Includes pending patents.

Goldman Sachs BTIG
Investor Presentation / May 2026
newcleo 15

Lead has Unique Advantages for Developing a Fast Reactor

*new*cleo's LFR technology harnesses the favorable properties of lead while enhancing safety and efficiency

Favorable Characteristics				
Lead Properties	**Safety**	**Plant Efficiency**	**Cost-Effective**	**Commercial Application**
Atmospheric Pressure Operations	✓		✓	✓
Chemically Inert	✓		✓	✓
High Operating Temperature		✓	✓	✓
High Heat Transfer and Thermal Capacity	✓	✓		✓
Processes Nuclear Waste, Reducing Radiotoxicity and Long-Term Waste Burden	✓		✓	✓

Challenges Solved

High Density



*Design solutions confirmed by **25 years of operating experience** have turned challenges into advantages*

Corrosive Properties



Corrosion of standard steels in lead is **negligible below 480°C-500°C.** For higher temperatures **unlocking enhanced system efficiency,** *new*cleo has developed proprietary steel alloys and other solutions.

newcleo's R&D program has consistently and systematically identified and qualified technical solutions to address known challenges with lead

Goldman Sachs BTIG Investor Presentation / May 2026 newcleo 16

Progress to Date Reinforces Confidence in the Path Forward 17 newcleo has made significant and tangible strides demonstrating rapid progress towards physical products • Brasimone is the world's largest center for lead-cooling technology development and qualification • Since the agreement with ENEA in 2022, newcleo has invested ~$53m in the facility, with 30 engineers working on-site Brasimone Research Facility OTHELLO • 10 MW non-nuclear testbed designed to integrate subsystems to produce power, representative of commercial scale operations • Anticipated completion by end of 2026 PRECURSOR • 2 MW loop to validate LFR primary system's main components such as steam generator, primary pump and core • Completed in Q4 2025 Investor Presentation / May 2026

Provider of Additional EPCM Services Revenues that scale with deployed fleet size: 1. Refuelling, maintenance and replacement of spare parts and various components 2. Safety / security checks 3. Regulatory and other technical and administrative support services Subsidiaries provide near-term revenue for reinvestment: 18 newcleo Brings a Holistic Approach to the Nuclear Value Chain Reactor / Fuel Plant Developer One-time, high-margin, per deployment fees: 1. IP licensing 2. Site development 3. Equipment sales [supply / provision] 4. Engineering services [supply / provision] 5. Operator training Project Owner De-risk early deployment via equity ownership alongside industrial and public partners: 1. First Of A Kind (FOAK) LFR 2. Multi-Fuel plant in the U.S. 3. Slovakia LFR deployment 4. MOX manufacturing plant in Europe Nuclear Operator newcleo will act as a nuclear operator, for those industrial clients (e.g., AI data center developers) with no established nuclear expertise JV with Off-Taker newcleo is exploring joint ventures with off-takers (e.g. data centers) to leverage deployment synergies Near-Term Revenue Streams Future Opportunities newcleo offers a unique, capex-light business model supported by diverse revenue streams Any nuclear project requires many roles to be filled; newcleo's approach can help aggregate demand and create partnerships Investor Presentation / May 2026

19 Vertical Integration and Supply Chain Partnerships1 newcleo obtains access to decades of expertise and critical capabilities through supply chain partnerships and targeted M&A In-House Subsidiaries Selected Industrial Partners Lead System Components ✓ ✓ Lead / Water Pumps ✓ Fuel Assembly ✓ ✓ Reactor Vessel ✓ ✓ Oxygen Control System ✓ ✓ Balance of Plant ✓ Control Rods ✓ ✓ * denotes supplier who also invested in newcleo | 1 Some of our strategic partnership agreements are Memorandums of Understanding and Letters of Intent, which are non-binding commitments intended to outline the framework for a strategic partnership. NEXT-N JV newcleo's approach to vertical integration and partnerships substantially de-risks LFR project delivery * * SRS colleagues working on OTHELLO's piping and welds Fucina has additional 6,000 m2 of land that will be a future newcleo production facility Rütschi colleague assembling a pump's motor ✓ ✓ ✓ ✓ ✓ ✓ ✓ Investor Presentation / May 2026

Path to Commercialization: Successive Large-Scale Deployment

*new*cleo is delivering incremental hardware milestones to build technical and commercial credibility for future scaling

		Existing / Expected Location	Electric Power / Production Capacity	Expected Completion	Current Status	Milestones & Objectives[1]
LFR	OTHELLO	Brasimone, Italy	2 MWth (non-nuclear)	2025	Operational	• Designed to test LFR primary systems, including steam generator, primary pump and fuel assembly • Validates thermal-hydraulic performance and properties
LFR	PRECURSOR	Brasimone, Italy	10 MWth (non-nuclear)	2026	Construction in progress	• Designed to integrate multiple subsystems to produce power, representative in size, system complexity and thermal-hydraulic performance of FOAK LFR • Enables testing of full-plant behaviour
LFR	FOAK LFR	United States	200 MWe	2032	Basic design in progress	• First commercial, utility-scale LFR deployment in the U.S. • Beginning informal education and engagement process with NRC while expecting feedback on 2025 Safety Options filing from French nuclear regulator • Advanced stage offtake and siting discussions
MOX	MOX Factory	United States / France	40 tHM / year	2031	Detailed design in progress	• Site in France acquired • Received positive feedback on Safety Options filing from French nuclear regulator ASNR • Public debate process ongoing over selected site • Engaged with NRC on regulatory approval

[1] There can be no assurance that any project milestone will be completed on the timelines illustrated, or at all. Key risks include, but are not limited to, regulatory approval, availability and cost of financing, supply chain constraints, and site and environmental conditions.

Goldman Sachs BTIG
Investor Presentation / May 2026
newcleo 20

newcleo's Winning Formula: Credible Path to Commercial Scale 21 newcleo's U.S. strategic roadmap paves a clear path forward with defined milestones to deployment Success Factors Quickly growing 90,000+ tons of spent fuel High Uranium prices and concentrated sources limit new supply U.S. Deployment Progress Fuel and LFRs for AI Infrastructure ✓newcleo is paving the way for a reliable MOX fuel front-end supply ✓Focusing on the eastern U.S. as a strategic hub for AI applications ✓A DOE RFP has been issued, which offers land, power Gen+AI and allows newcleo to build its FOAK LFR + AI at Savannah River Deployment Today Initial Engagement 2025 Partnerships and Discussions ✓Active engagement with US Government, Congress, and NRC ✓Partnership with Oklo signed in October 2025 ✓Partnership1 signed with IP3 to co-locate newcleo's FOAK with AI infrastructure ✓Joint application to Plutonium RFA with Oklo Commercialization-ready MOX fuel-recycling technology newcleo has a diversified and international commercial pipeline of 9.2 GW with significant growth potential Vertically integrated supply chain and partnerships de- risks LFR deployment Favorable U.S. Market newcleo's Solution Unprecedented baseload growth derived from data center Track record of successful regulatory engagement Bipartisan nuclear policy and regulatory support 1 Some of our strategic partnership agreements are Memorandums of Understanding and Letters of Intent, which are non-binding commitments intended to outline the framework for a strategic partnership. Investor Presentation / May 2026

*new*cleo's Economics are Driven by Diversified Revenue Streams and Durable Margin Advantage

Illustrative economic figures based on management's expected commercial reactor specifications (per 200 MWe reactor)

IP / Licensing Fees

Revenue: $60mm - $175mm

Contribution Margin: 100%

- Grants the right to use tightly integrated design specifications, technical documentation, engineering standards, and know-how that are essential to plant construction
- Derived from management's internal benchmarking of established industrial and nuclear IP licensing practices

Services and Equipment

Pre-COD:

Revenue: $250mm - $375mm

Contribution Margin: 15% - 40%

- Site development support, engineering services, operator training, and the supply of highly specialized, reactor-specific components[1] produced by the company, its subsidiaries, or partners
- Margins supported by technical complexity, IP exclusivity, and a limited pool of qualified suppliers, especially amid tightening nuclear supply chains

Post-COD:

Revenue: $200mm - $605mm

Contribution Margin: 20% - 40%

- Certain services are already performed by Rutschi for operating reactor fleets today, with additional maintenance capabilities expected to be developed over time, supported by contributions from operating subsidiaries
- Derived from an assumed share of ongoing operations and maintenance activities over the reactor operating life

MOX Fuel Sales

Revenue: $1,155mm - $2,095mm

Contribution Margin: 40% - 65%

- *new*cleo's existing technical expertise in fuel fabrication, inclusive of initial fuel load and ongoing refueling (pre- & post-COD)
- MOX fuel pricing is derived from defined unlevered internal rates of return
- Supported by a detailed MOX factory capital expenditure estimate totaling approximately $2,400 million

Management expects that approximately 20% - 25% of total revenue would be recognized pre-COD, with the remaining approximately 75% - 80% recognized post-COD over the 60-year operating life of the reactor

[1] Equipment revenues focus on highly specialized, reactor specific components such as LFR pumps, steam generators, vessels, shutdown and control bars, decay heat removal systems, fuel handling systems, and related hardware, produced by our partners or us, for which there are limited qualified alternative suppliers besides *new*cleo.

Goldman Sachs BTIG
Investor Presentation / May 2026
newcleo 22

Strategic Commercial Partnerships

_new_cleo has developed several key partnerships that further de-risk and validate its LFR and MOX deployment model

LFR Partnerships

JAVYS/Slovakia Joint Venture

javys / MINISTRY OF ECONOMY OF THE SLOVAK REPUBLIC

- In June 2025, *new*cleo established a joint venture with JAVYS, the Slovak state-owned nuclear company **to deploy up to four LFR-200 reactors at the retired Bohunice nuclear site**
- Reactors will be on an **accelerated approval timeline** and will be powered by MOX fuel



Bohunice nuclear site, Slovakia

NEXT-N Joint Venture

NEXTCHEM

- In June 2025, *new*cleo and NextChem, a subsidiary of Maire**, established a JV to deliver balance of plant engineering services for *new*cleo's LFRs** and other nuclear developers



newcleo/NextChem Joint Venture team at Brasimone

Fuel Partnerships

Oklo Partnership

- On October 17, 2025, *new*cleo announced a partnership with Oklo to build **an Advanced Fuel Manufacturing Facility in the U.S.**
- Anticipated **factory will supply *new*cleo's LFRs reactors with MOX** and other reactors with advanced fuels, diversifying future revenue streams
- Submitted **RFA to DOE for Pu award** alongside Oklo in November 2025 newcleo / OKLO

*"This agreement to implement newcleo's advanced fuel expertise into Oklo's powerhouses and **invest $2 billion into American infrastructure** and advanced fuel solutions is yet another win for President Donald J. Trump's American Energy Dominance Agenda"*

- Doug Burgum
Secretary of the Interior and Chairman of the National Energy Dominance Council
Regarding the Oklo Partnership

Goldman Sachs BTIG

Investor Presentation / May 2026

newcleo 23

Strategic Partnerships Leveraging LFR Technology[1]

_new_cleo's state-of-the-art LFR technology is well-suited for high electricity consumption and heat demanding industrial applications

Industry decarbonisation
Heat for ind. processes

DANIELI

- Signed agreement to use nuclear energy to **power and supply heat for steel production**, reducing reliance on fossil fuels
- Leverages Danieli's metallurgical expertise



Low-carbon H production
Ammonia production

NEXTCHEM

- Agreed to develop solutions for production of **clean hydrogen and ammonia**
- Established JVC combining NEXTCHEM's expertise with *new*cleo's nuclear technology to create new IP and **accelerate LFR commercialisation**



Maritime applications
Floating NPPs

SAIPEM

- Signed agreement to explore offshore applications of *new*cleo's Small Modular Lead-cooled Fast Reactor (SM-LFR) technology
- Includes feasibility study for **floating nuclear power plants to supply clean energy and heat to offshore facilities**



Maritime applications
Naval propulsion

FINCANTIERI FUTURE ON BOARD — RINA

- Fincantieri, RINA, and *new*cleo signed agreement develop cutting-edge nuclear technologies
- Will **integrate *new*cleo's innovative LFRs into maritime applications** to deliver zero-emission energy


FINCANTIERI

[1] Some of our strategic partnership agreements are Memorandums of Understanding and Letters of Intent, which are non-binding commitments intended to outline the framework for a strategic partnership.

Goldman Sachs BTIG
Investor Presentation / May 2026
newcleo 24

CEO with a Proven Track Record of Delivering Superior Returns to Public Shareholders 25 Source: Bloomberg 1 Represents absolute annualized share price performance (excludes dividends) until acquisition announcement. Stefano Buono Chief Executive Officer • Founded and scaled Advanced Accelerator Application S.A. into a global nuclear medicine leader • Led R&D, regulatory approvals, and industrial scale-up • Raised ~$239mm of capital; completed successful NASDAQ IPO • Delivered 500%+ returns: Advanced Accelerator Application S.A. was acquired by Novartis for $3.9bn 0% 50% 100% 150% 200% 250% 300% 350% 400% 450% 500% 550 % Nov-15 May-16 Nov-16 Apr-17 Oct-17 Indexed Share Price Performance AAAP | 503 % S&P 500 | 124 % S&P 500 Healthcare | 114% $80.50/share 127% 12% 7 % AAAP S&P 500 S&P 500 Healthcare Advanced Accelerator Application S.A. Significantly Outperformed Key Benchmarks in Shareholder Return from IPO to Sale¹ AAAP showcased superior annualized returns1 relative to the broader S&P 500 and the Healthcare Indices 11-Nov-2015: AAAP $75mm IPO at $16.00 per share 30-Oct-2017: Novartis AG acquires AAAP for US$3.9 billion Proven public company leader Disrupted an industry by building an integrated theranostics platform, pairing diagnostics and therapy Proven capital raising, team building, and investor value creation End-to-end execution across development, regulation, and capital markets newcleo's leadership brings deep expertise in building and commercializing nuclear technologies Investor Presentation / May 2026

Executive Team

*new*cleo's team is focused on significant advancements towards commercializing clean, affordable and safe energy

Co-Founders with World-Class Nuclear and Executive Experience

Stefano Buono
Chief Executive Officer, Co-Founder
- Nuclear physicist with prior experience at CERN/CRS4
- Founded and took public Advanced Accelerator Application which was acquired by Novartis for $3.9bn, building it from zero to market
- Chairman of LIFTT, a not-for-profit investment holding focusing on innovation and technology transfer from research institutions

Luciano Cinotti
Chief Scientific Officer, Co-Founder
- Nuclear engineer, former Ansaldo leader and Euratom representative
- Chaired Gen-IV International Forum on Lead and authored most global LFR patents

Elisabeth Rizzotti
Chief Operating Officer, Deputy CEO, Co-Founder
- Physicist with prior work experience at CERN
- 30 years of work experience at international consulting companies and Italian commercial banks

Core Business, Technical, and Regulatory Team with International Experience Across the Full Value Chain

Khalil Bukhari
General Counsel
- UK-qualified nuclear law expert with deep experience in nuclear materials, transport & liability
- Former GC of UK government nuclear entity; senior advisor to IAEA & OECD-NEA on nuclear liability law and regulation

James Cook
President, newcleo Americas
- Seasoned entrepreneur and executive with a wealth of experience in the healthcare and nuclear medicine sectors

Ruggero Corrias
Chief Public Affairs Officer
- Former Italian Ambassador (8 years in the U.S., 8 years in Europe, 4 years in LatAm, 3 years in Balkans)
- Prev. Head of the Press Directorate of the Italian Foreign Ministry

Jon Stranske
Chief Financial Officer
- Held senior finance roles in large technology, software, and healthcare companies with experience across capital markets and project financing
- Led GeneDx through a successful $500m listing at a $3bn valuation

Stéphane Calpena
Global Licensing Director
- Over 15 years of experience in licensing, environment, and safety for regulators in Europe
- Extensive safety and licensing work for the design and construction of fusion reactors

Gabriel Floch
MOX Fuel Director
- An experienced professional in program and project management, mainly in the shipbuilding and nuclear sector
- Leads a department of 120+ people at *new*cleo

Emanuele Fontani
Business Development Director
- A seasoned executive who has held various leadership positions in the energy and environmental sectors
- Previously served as the Director of Operations at Sogin SpA in Rome, oversaw the decommissioning of nuclear facilities

Sébastien de Monplanet
Global Supply Chain Director
- An experienced director with extensive experience and core skills in industrial operations, performance improvement, and International contract management
- Leads a department of 20+ people at *new*cleo

Goldman Sachs BTIG
Investor Presentation / May 2026
newcleo 26

What Sets *newcleo* Apart?

A one-of-a-kind leading Gen IV reactor business

Per OECD Nuclear Energy Agency[1], we rank…

#1 **among fast reactors in Europe (8 designs)**

#2 **among European SMRs (19 designs), just behind Rolls-Royce SMR, but ahead of NUWARD**

#2 **among fast reactors worldwide (17 designs), just behind TerraPower's Natrium**


newcleo
newcleo

*William Magwood, **Director-General of the OECD Nuclear Energy Agency (OECD/NEA)** and former Director of Nuclear Energy with the U.S. Department of Energy (DoE), is pictured here **with the CEO of newcleo, Stefano Buono, during his visit to Brasimone**, following their assessment in **December 2025***

[1] From the OECD Nuclear Energy Agency's Edition 3.1 of its SMR Digital Dashboard (as of 30-Jan-2026)

Goldman Sachs BTIG
Investor Presentation / May 2026
newcleo 27

Why *new*cleo?

Unique opportunity to participate in Europe's leading Gen IV reactor business



1	**Strategic Technology Selection**	LFRs powered by MOX fuel build upon seven decades of research to create a uniquely safe, efficient and nuclear waste-reducing ecosystem that supplies clean and secure baseload power
2	**Iterative Hardware Deployment**	Hardware deployment roadmap (OTHELLO → PRECURSOR → LFR 200) systematically validates technical assumptions, refines cost projections and reduces execution risk before large scale deployment
3	**De-risked and Vertically Integrated Business Model**	In-house MOX fuel manufacturing, internal technology development and strategic manufacturing and EPCM company acquisitions create a de-risked business model
4	**Clear Path to Commercialization**	Defined technical, commercial and regulatory pathways, supported by successful regulatory engagement in France, established risk-sharing partnerships and deployment-ready MOX technology
5	**Track Record of Execution and Delivery**	Demonstrated project execution capability with on-time, on-budget construction at the Brasimone research facility and the OTHELLO 2MW non-nuclear testbed facility
6	**Proven Team and Organization Built to Win**	Led by CERN-rooted cofounders and a CEO with a track record of successful exits and strong returns to investors; 900+ strong team of experienced nuclear engineers, materials scientists and commercialization experts

_new_cleo is a vertically integrated Gen IV technology and services business with proven regulatory leadership, strategic partnerships and a clear path to commercial deployment

Goldman Sachs BTIG
Investor Presentation / May 2026
newcleo 28

II. Company Overview 29 newcleo engineer working on the CORE-1 facility Investor Presentation / May 2026 newcleo Expansive Global Footprint

With 900+ employees[1] and $780m+[2] invested capital, *newcleo* is a rapidly growing company that is expanding its global reach, specifically with operations across Europe and U.S.



Offices (16)
Sites (3)
Land acquisitions under way
Factories (3)
Qualification, R&D, and training centres (3)
Powering newcleo's global strategy — multi-task execution, across locations newcleo's Team of Professionals

320+	70+	20+	20+	20+
Engineers	*Researchers*	*Supply Chain*	*Regulatory*	*Business Support Functions[3]*

Strategically Acquired Businesses

S.R.S. — A newcleo company



140+
Employees

FUCINA ITALIA — A newcleo company



~65
Employees

RÜTSCHI — A newcleo company



newcleo
~80
Employees

These subsidiaries represent a meaningful source of revenue and cash flow generation

[1] Total employee headcount includes additional roles not reflected in the functional breakdown above. | [2] EUR/USD exchange ratio of 1.175 as of Dec 31, 2025. | [3] Inclusive of Finance, M&A, Communications, etc.

Goldman Sachs BTIG
Investor Presentation / May 2026
newcleo 30

newcleo's Corporate Structure is Well Established in Six Key Geographies 31 Note: newcleo SA is owned by newcleo Ltd, with Stefano Buono holding one share. All subsidiaries are 100% owned by newcleo SA with the following exception (a) for newcleo Operations SA where one share is owned by Stefano Buono and (b) Fucina Italia Srl is 30% owned by SRS Servizi di Ricerche e Sviluppo Srl and 70% owned by newcleo Spa. Manufacturing and EPCM subsidiaries newcleo SA (France) newcleo Americas LLC (United States) newcleo Operations SA (France) newcleo Generation (UK) Ltd (United Kingdom) newcleo Spa (Italy) newcleo Real Estate Srl (Italy) Fucina Italia Srl (Italy) SRS Servizi di Ricerche e Sviluppo Srl (Italy) Pompes Rutschi SAS (France) newcleo Fuel Innovations SAS (France) newcleo LFR Innovations SAS (France) newcleo s.r.o (Slovakia) newcleo Ltd (United Kingdom) newcleo SA (Switzerland) Rutschi Fluid AG (Switzerland) NextN Spa (Italy) 40% 60% Newvys a.s. (Slovakia) 49% 51% newcleo 1 SAS (France) Investor Presentation / May 2026

32 newcleo's Business Model newcleo offers a unique capex-light business model supported by diverse, high-margin revenue streams LFR and MOX EPCM Revenues Project and Subsidiary Ownership • newcleo plans on owning 20%- 100% of early LFR and MOX projects to de-risk FOAK deployment and limit project capex • Demonstrates project economics and captures equity upside • In addition to technical expertise, subsidiaries provide pre-FOAK revenue for reinvestment • Supports newcleo's LFR/MOX- focused EPCM business Early Project Ownership Stake Manufacturing and EPCM Subsidiaries Recurring Technical Services Revenues that scale with deployed fleet size: 1. Replacement of spare parts and various components 2. Maintenance services 3. Inspection and safety checks 4. Refueling services 5. Technical support and software / cybersecurity updates 6. Other intellectual services such as regulatory / administrative support Plant Deployment One-time, high-margin, per deployment revenues: 1. IP licensing 2. Site development 3. Equipment [supply / provision] 4. Engineering services [supply / provision] 5. Operator training Investor Presentation / May 2026

Existing Project Snapshot

*new*cleo is focused on the advancement of its 2 MOX facilities and 2 LFR deployment sites

First-of-a-Kind Facilities in the U.S.

U.S. LFR FOAK



Undergoing Discussions

Milestones Achieved

- Partnership[1] signed with IP3, CI and GTS to co-locate *new*cleo's FOAK LFR and AI infrastructure

Next Steps

- Submit first formal application to NRC (2027)
- *new*cleo is expected to follow the 10CFR53 pathway for LFR with the NRC

U.S. MOX Facility



Undergoing Discussions

Milestones Achieved

- Partnership signed with Oklo to co-locate most advanced fuel manufacturing capacity (MOX and metallic fuel)
- Submitted RFA to DOE for Pu award alongside Oklo in November 2025
- Informal discussions with NRC held on appropriate licensing pathway (expected to follow 10CFR70)

Next Steps

- Submit first formal application to NRC (2026)

Follow-up Facilities in Europe

Slovakia Power Plant



Jaslovské Bohunice, Slovakia

Milestones Achieved

- JV established with JAVYS; site is expected to be contributed by JAVYS
- Accelerated licensing pathway established with Slovak regulator UJD, in collaboration with ASNR

Next Steps

- Begin site development work with local partners

France MOX Facility



Nogent-sur-Seine, France

Milestones Achieved

- Submitted and received positive ASNR regulator feedback on Safety Options filing
- Currently undergoing public debate process to obtain public acceptance and license prerequisites
- Contracted[2] to acquire the land for future MOX facility; site is exclusively secured under protective terms

Next Steps

- Submit final application to ASNR (2027)

[1] Some of our strategic partnership agreements are Memorandums of Understanding and Letters of Intent, which are non-binding commitments intended to outline the framework for a strategic partnership. | [2] Completion subject to customary conditions precedent.

Goldman Sachs BTIG
Investor Presentation / May 2026
newcleo 33

*new*cleo's Regulatory, Operational & Commercial Milestones

Since 2021, *new*cleo has achieved significant and tangible milestones in all key areas of its business

1 LFR

- **2023:** Three strategic acquisitions delivering global EPCM capabilities and equipment manufacturing
- **2023:** LFR basic design maturity recognized by France 2030
- **2025:** JV with JAVYS in Slovakia to build up to four LFR reactors

2 MOX

- **2025:** Concluded basic design of France sustainable MOX fuel facility and detailed design to begin in 2026
- **2025:** Received positive feedback from ASNR on Safety Options filing
- **2025:** First MOX fuel training facility operational in France

3 Partnerships

- **2023:** Agreement with Fincantieri to explore LFR applications for ship propulsion
- **2025:** JV with NEXTCHEM (a subsidiary of Maire) to provide design and technical services for balance of plant
- **2025:** Strategic partnership with Oklo, for co-development of fuel manufacturing facility

4 Testing

- **2022:** Research partnership signed with ENEA for Brasimone research facility
- **2025:** Completed construction of 2MW OTHELLO LFR testbed
- **2025**: First MOX fuel R&D facilities are operational; the technology is ready for commercialization

5 Institutional / Regulatory

- Institutional engagement with the White House, DOE, Energy Dominance Council, NRC and key nuclear committees in Congress
- **2024 & 2025:** Completed safety licensing filings for LFR reactor and MOX fuel production facility in France

6 Corporate

- Raised $780m+ of funds
- 16 offices, three sites, three factories and three qualification, R&D and training centers across the world
- 100+ industrial partners supporting global operations and delivery newcleo has achieved significant progress toward commercialization and institutional involvement in both its proprietary MOX fuel and LFR technology

Goldman Sachs BTIG

Investor Presentation / May 2026

newcleo 34

III. Technology Overview newcleo engineer testing materials in one of newcleo's laboratories 35 Investor Presentation / May 2026

Lead Cooled Fast Reactors (LFRs) Overview newcleo's LFRs enhance safety while simplifying the reactor design through the elimination of classical reactor components • Operates at atmospheric pressure, eliminating the need for thick forging • No significant energy release in the case of vessel failure • Boiling risk eliminated, due to boiling temperature of lead (1,749 oC) • Reactor able to switch off naturally with no damage • Lead fission product retention capability to enhance containment performance • LFRs can fission heavy elements which allow the system to recycle materials that conventional reactors cannot, creating a circular system that reuses spent fuel • The pool architecture and the use of lead provides strong thermal resilience and permits a two-loop approach; this avoids the complexity and inefficiency of three-loop systems (or more), which some other AMR technologies are reliant on • High operating temperature enables non-electrical uses (e.g., industrial heat applications) • Lead-cooling boast a compact and dense primary system, resulting in a size that is 3-4x smaller than conventional reactors • Several LFR modifications that are internationally patented • Favorable chemical properties (lead does not react with air and water) • High plant energy conversion efficiency Safety Features Key Benefits STEAM GENERATORS PRIMARY PUMPS DECAY HEAT REMOVAL SHUTDOWN DEVICE CORE AMPHORA-SHAPED INNER VESSEL REACTOR VESSEL REACTOR ROOF ROTATING PLUG 36 Investor Presentation / May 2026

newcleo LFR technology is Covered by 26 Patent Families newcleo's strategy is supported by a strong technical foundation that is internationally recognized Patent Family Category Patent Family Count High Lead Density / Compactness 9 Coolant Opacity 3 High Corrosion Resistance 2 Other 12 Total 26 37 newcleo has an extensive R&D program with several university and laboratory collaborations, along with its own laboratories, to support project innovation in reactor design • Primary pump • Steam generator with lead in cross-flow • Control and shut-down rods • Fuel assembly (innovate spacers & hydraulics, FA support from top and light radial core restraint) Innovation Areas Investor Presentation / May 2026

The synthesis of MOX Fuel and newcleo's LFR design achieves a closed loop ecosystem, enabling the multi-recycling of waste Fission fragments Minor amount of long-lived component Power Use as fuel Nuclear waste Ultimate waste MOX fuel manufacturing reactor Reprocessing • Reduces Nuclear Waste Stockpiles: MOX fuel is made by blending spent Plutonium (Pu) with depleted Uranium turning waste into re-usable fuel • Extends Uranium Resources: Reprocessing ensures greater energy extraction from existing sources and reduces NatU demand • Alternative Secure Fuel Supply: Decouples fuel supply from mining regions, ensuring long-term security of supply with no concerns around future availability • Established Usage: MOX fuel has already powered 44 nuclear reactors around the world since 1972 and produces 10% of France's electricity1 Key Benefits of MOX Fuel newcleo's MOX Facility Design Principles • Safe, secure, and physically protected • Highly automated to protect workers and the environment • Modular design with ability to add capacity • Ability to process Pu of varying qualities via mixing and homogenization • Efficient production and optimized waste generation • Rely on proven manufacturing processes and existing MOX fuel experts • Consider operations, maintenance and human factors in the basic-design 38 MOX-enabled Closed Fuel Cycle MELOX, currently the world's only commercial MOX fuel production facility, was built in 1995 in France 3D printed MOX fuel pellets used to verify newcleo's production processes newcleo has filed 5 individual patents for MOX Fuel and expects to file 2 additional patents in May 2026 1 Cited per Orano, "MOX, Recycling Nuclear Energy". Mixed Oxide Fuel (MOX) Overview Investor Presentation / May 2026

▪FASTER MOX Research and Training facility is operational ▪MOX Plant Conceptual and Basic Design has been completed ▪Next Steps: Detailed design on key equipment along with evaluation for reliability, maintenance, and cost MOX Deployment Readiness newcleo's innovative MOX fuel solution is globally recognized and ready for commercialization 39 3D render of newcleo's European MOX fuel production facility MOX Plant newcleo expects to build the first MOX fabrication facility for Fast Neutron Reactor (FNR) in the western hemisphere by 2031 Key MOX Milestones ▪Initial feedback received on safety options file from French nuclear regulator ASNR ▪Favorable opinion issued by Aube council for newcleo's European MOX site ▪Signed strategic partnership with Oklo to implement MOX fuel expertise in U.S. ▪Next Steps: Secure regulatory licenses in U.S. and Europe newcleo's MOX plants are designed to support global nuclear fueling needs, including Gen IV reactors Technical Commercial newcleo has already purchased parcels at Nogent- sur-Seine in France for its future MOX facility newcleo's EXPRESS electric press is undergoing validation testing to check production rates, reliability, and performance Investor Presentation / May 2026

Regulatory Achievements

***new*cleo has a strong track record of successful regulatory engagement and validation across multiple jurisdictions**

LFR

ASNR (France) + UJD (Slovakia)

- **November 2024:** 4-day safety options seminar held with regulators from France, Slovakia, Sweden, and Belgium on *new*cleo's LFR design
- **December 2025:** *new*cleo submits its safety options file, beginning the formal regulatory review process for its LFR design. Initial feedback from ASNR expected in 2026. **Currently undergoing public debate process** as per licensing regulation
- Through the JAVYS / Slovakia partnership, **UJD anticipates an expedited approval process** via collaboration with ASNR
- **Anticipate submitting final application in 2027**

NRC (United States)

- *newcleo* is currently in preliminary discussions with the NRC about the appropriate regulatory pathway for approval, which included an in-person meeting in early March
- *new*cleo is expected to follow the 10CFR53 pathway for LFR with the NRC
- *new*cleo to also tackle the DOE-STD-1271-2025 process in parallel with DOE since DOE sites are envisioned for our first facilities

MOX

ASNR (France) + UJD (Slovakia)

- **December 2024:** *new*cleo submits its safety options filing, beginning the formal regulatory review process for its MOX facility
- **November 2025:** ASNR returns positive safety options feedback
- **Currently undergoing public debate process** as per licensing regulation
- **Anticipate submitting final application in 2027**

NRC (United States)

- **November 2025:** Submitted RFA to DOE for Pu award alongside Oklo, securing fuel supply for *new*cleo's MOX factory
- *newcleo* is currently in preliminary discussions with the NRC about the appropriate regulatory pathway (expected to follow 10CFR70) for approval, which included an in-person meeting in early March

Early Engagement with Regulators


newcleo

ASN-hosted regulatory meeting with EU regulators from 4 countries to discuss newcleo's LFR design

Goldman Sachs BTIG
Investor Presentation / May 2026
newcleo 40

41 newcleo and SRS colleagues checking the Core Simulator of OTHELLO facility IV. newcleo Operations 41 Investor Presentation / May 2026

Facilities Overview - FASTER

Unique accelerator for design, experimentation and technology transfer for *new*cleo's MOX fuel

FASTER Research and Training Center

Located in the Marcel Boiteux industrial park in Chusclan (Occitanie, France), this multifunctional non-nuclear centre integrates several key capabilities:

- **A training centre** equipped with real operating systems, and virtual-reality environments to prepare operators
- **Experimental halls** dedicated to the rapid design, prototyping, testing, and quick validation of equipment
- **Pre-installation and commissioning zones** that allow the qualification of components before their integration into the MOX fuel factory
- A **"test and learn fast" hub** for specialised engineering teams newcleo

FASTER Facility: Fuel development and qualification facility located in Chusclan, France, dedicated to the readiness of the MOX Plant. Initial building acquired and operational; render depicts planned FASTER 2 expansion building

Key Test Facilities at FASTER

	Deployment Status	Purpose
HELIO	Operational	Check the final helium content and pressure inside the pins
GAINA	Operational	Verify pin assembly process such as plenum length, plug and pin decontamination, plugging and cladding devices, and quality of the welding
DOSI-1	Installing (2026)	Optimise the dosing valve, that include precision, cadence, waterproofing and overall behaviour
DOSI-2	Design	Test complete dosing line of uranium, plutonium, scrap to evaluate the overall behaviour of the system
PRIMO	Design	Verify glove box design and provide training for future operators in glovebox handling procedures
EXPRESS	Design	Verify the use of an electric press for the production process, assessing its operating rates, endurance, and overall performance



HELIO
Test Experiment



GAINA
Pin Assembly Result



PRIMO
Glove Box Training Facility

Goldman Sachs BTIG
Investor Presentation / May 2026
newcleo 42

*new*cleo's Structured R&D Program

Over ~$53m have been invested into *new*cleo's LFR R&D program to overcome historical limitations with lead cooled reactors

	2023 - 2024	2025	2026 (today)	Objective
Lead Containment and Corrosion Testing	 **CAPSULE** Corrosion testing in stagnant lead	 **CORE-1/ CORE-2** Corrosion and erosion testing in flowing lead	**EFESTO** Pool-type facility for earthquake and sloshing test	
Heat Exchange Component Qualification	 **NACIE-LHT** Qualification of heat-exchanging components and instrumentation	 **DCI** Dip-cooler instability testing w/2x DHR systems in- and ex-vessel	**CIRCE-NEXTRA** Thermal-hydraulic characterization of components	
Systems Integration		 **HUSTLE** In-service inspection & repair systems methods	**OTHELLO** 2 MW assessment on LFR primary system main components	

Objective


newcleo

PRECURSOR

- 10 MWth non-nuclear precursor to LFR-AS-200 reactor validating every major system including balance of plant
- Includes secondary system and operates at scale
- **Expected completion by end of 2026**

Goldman Sachs BTIG
Investor Presentation / May 2026
newcleo 43

Incremental Testing Facilities for Phased De-risking of Technology Deployment Key Validation Points: ✓Thermal-hydraulic performance under an oxygen-controlled environment ✓Demonstrates integration of pump, steam generator and fuel assembly simulator ✓Instrumentation testing ✓Lead flow-induced vibration measurement ✓Validates coolant chemistry control 3D model of OTHELLO facility PRECURSOR Close-up shot of OTHELLO's steam generator and pump 44 3D model of PRECURSOR facility OTHELLO and PRECURSOR represent key technical validation points for newcleo's commercial scale LFR FOAK plant OTHELLO Completed 2025 2 MWth Completed by end of 2026 PRECURSOR hall under construction 10 MWth 3 MW Electric Power Generation (1 of 5 worldwide) Key Validation Points: ✓Electricity-generating reactor demonstration showcasing overall system integration, including all major non-nuclear subsystems ✓Validates high thermal-hydraulic performance of newcleo's lead-cooled design Investor Presentation / May 2026

45 PRECURSOR: Scaling Up for Commercial Deployment 2.15m-diameter, 6.5m-tall primary vessel with 104 tons of lead demonstrates PRECURSOR's commercial-scale build Note: Expected dimensions shown. Investor Presentation / May 2026

46 newcleo and Danieli & C. Officine Meccaniche S.p.A. signing a Memorandum of Understanding V. Commercial Strategy & Partnerships Investor Presentation / May 2026

Commercial newcleo has a Comprehensive Set of Relationships Across Commercial Institutions, Governments and Academic Labs newcleo has established partnerships with global institutions across the full value chain LFR Industrial Applications Partners1 MOX Fuel Manufacturing Partnership for U.S. Deployment Framework Agreement with JRC for LFR Development LFR Research Partnership through EAGLES consortium 47 Joint Ownership of Brasimone Research Center LFR Deployment Joint Venture Agreement to Explore Deployment of LFR Technology in Shipping Industry1 LFR Balance of Plant Engineering Joint Venture Agreement to Explore Integration of LFR Technology in Steel Industry1 Research Partnership for Development of Gen-IV Nuclear Innovation Collaboration to Test Key Materials for LFR Technology Note: newcleo maintains additional research partnerships across Europe. 1 Some of our strategic partnership agreements are Memorandums of Understanding and Letters of Intent, which are non-binding commitments intended to outline the framework for a strategic partnership. Research LFR Research Partnership through EAGLES consortium Investor Presentation / May 2026

Strategic Commercial Partnerships: LFRs

*new*cleo has proven its capability to forge differentiated and de-risked partnerships with both governments and industry leaders

Partnerships Overview

JAVYS/Slovakia Joint Venture

- In June 2025, *new*cleo established a joint venture with JAVYS, the Slovak state-owned nuclear company to deploy up to four LFR-200 reactors at the retired Bohunice nuclear site
- UJD, the Slovak nuclear regulator, is collaborating with ASNR, the French nuclear regulator, to provide a fast regulatory approval pathway
- Framework agreements signed with leading Slovak engineering firms (JAVYS, VUJE) to ensure local expertise
- LFR-200 reactors will be powered using MOX fuel from Slovakia's spent nuclear fuel, demonstrating closed-loop fuel operations

NEXT-N Joint Venture

- In June 2025, *new*cleo and NextChem, a subsidiary of Maire, established a joint venture to deliver high-value engineering services for the balance of plant in advanced nuclear
- The joint venture will provide conventional island and balance of plant engineering services for *new*cleo's LFR-200 reactor
- The joint venture will serve both *new*cleo and third-party nuclear technology providers and underpins NextChem's e-Factory model for low-carbon chemicals and e-fuels

Commercial Validation

- Confirms *new*cleo's ability to deliver cross-border nuclear projects with government backing
- Demonstrates *new*cleo's approach to deep supply chain collaboration to derisk project delivery



Left: newcleo and JAVYS signing a joint venture shareholder agreement

Below: Bohunice nuclear site, Slovakia



javys

MINISTRY OF ECONOMY OF THE SLOVAK REPUBLIC



NEXTCHEM

Left: newcleo/NextChem Joint Venture team at Brasimone

Note: JAVYS (state-owned company) owns the site, manages spent nuclear fuel, decommissioning and back-end fuel cycle. VUJE is a private engineering company.

Goldman Sachs BTIG

Investor Presentation / May 2026

newcleo 48

"This administration is committed to enhancing energy security, creating more American jobs, and ensuring that the United States remains at the forefront of global energy production and innovation, and I'm honored to support today's announcement to advance these goals." - Doug Burgum Secretary of the Interior and Chairman of the National Energy Dominance Council Strategic Commercial Partnerships: Fuel Commercial Validation • Recognizes newcleo's technical leadership in repurposing waste plutonium stockpiles, a key advantage of MOX fuel and newcleo's MOX-compatible reactor design • Potential for MOX factory to supply third-party reactors, diversifying future revenue streams Partnership to Create Joint Venture • On October 17, 2025, newcleo announced a partnership with Oklo (NYSE: OKLO) to build an Advanced Fuel Manufacturing Facility in the U.S. • Swedish AMR developer Blykalla is also considering co-investing and signing offtake agreements • Project is contemplated to be financed via 3rd party project-level debt and equity Advanced Fuel Manufacturing in the U.S. • Future facility will contain two manufacturing plants co-located resulting in reduced capex • newcleo will construct its US-based MOX manufacturing facility while Oklo will be responsible for constructing its HALEU-production plant • Aligns with the current U.S. administration's goals of energy security, domestic manufacturing, and new job creation Oklo partnership validates newcleo's technical and commercial leadership in advanced fuel manufacturing and recycling Partnerships Overview 49 Investor Presentation / May 2026

50 newcleo engineer preparing experiments at the CAPSULE facility VI. Market Opportunity Investor Presentation / May 2026

Potential U.S. Market Upside Drivers newcleo is expanding its U.S. footprint to take advantage of upsides in U.S. market due to recently declared nuclear acceleration and expected shortening of licensing processes Sizable ambition 400 GW of nuclear capacity installed by 2050 The Administration set an ambitious target to quadruple U.S. nuclear capacity by 2050, aiming to accelerate project deployment and support the development of a closed fuel cycle "The world needs more energy to meet the AI challenge and drive human progress—and the United States is boldly leading the way." - U.S. Secretary of Energy Chris Wright Streamlined licensing process 18 months NRC is developing a streamlined licensing framework, ensuring final decisions on new reactor applications within 18 months from the start of the regulatory process, driving faster project realisation and investor certainty "...reinvigorating America's nuclear energy industry by modernizing regulation, streamlining reactor testing, deploying reactors for national security, and reinvigorating the nuclear industrial base" - U.S. Secretary of Energy Chris Wright Tax-related support Up to 50% tax credit New nuclear projects can leverage Clean Electricity Investment or Production Tax Credits, offering up to 50% incentives or $0.015/kWh over 10 years, strengthening project economics and investor confidence "...fully committed to unleashing America's next nuclear renaissance, from reinvigorating domestic supply chains to delivering gigawatts of new reactors." - U.S. DOE Fact Sheet 51 Investor Presentation / May 2026

SMRs on the Global Policy Agenda

*new*cleo engaged multiple governments to advance nuclear energy strategies while addressing waste liability

Government Regulatory Support

- Target to **4X nuclear capacity** (~400 GW by 2050) pushed by: a **streamlined NRC licensing**, tax incentives covering up to 50% of new project costs, and **over 90,000 tons of spent nuclear fuel available** for potential reprocessing and reuse.
- EU outlook: SMRs & AMRs ~**53 GW by 2050**; EU pro-nuclear alliance (15 MS) urges **paradigm shift** in nuclear financing; EUCOMM unveils **€200M guarantees** & backs **State Aid for SMR/AMR R&D**; **France**'s new energy policy supports fast-spectrum reactor fleet; **Italy** signed to triple global capacity by 2050; newcleo-Javys JV in **Slovakia** expands business offerings.
- UK to 4x nuclear output to 24 GW by 2050. 3.2GW Sizewell C now approved and supporting SMRs and AMRs now prioritized. Feb '26 **Advanced Nuclear Framework** sets "grading" for Govt endorsement, easing raise private / public finance.
- **SHANTI Act** (2025) approved, **opening nuclear power generation to private capital for the first time**; target **~100 GW** nuclear capacity **by 2047** (from 7.55 GWe).
- **Japan–U.S. trade deal**: $550bn Japanese investment in the U.S. (up to **$332bn for critical energy infrastructure**); ***new*cleo-JAEA** cooperation agreement for materials irradiation testing using the **Joyo reactor**.

Addressing Waste Liability

- Nuclear fission creates **long-lived waste** → governments face disposal costs, but also opportunities: **advanced fuel facilities convert liability into clean, reliable, affordable energy**, reducing waste volume and reliance on import of uranium.
- **EUCOMM will phase-out uranium import from Russia** as per the EU Roadmap towards Ending Russian Energy Imports
- **France's Nuclear Policy Council** endorses new program for **closed fuel cycle** open to cooperation with industrial and emerging actors.

Cumulative Spent Nuclear Fuel in Storage (2020)

Country	Spent fuel
UK	> 3,500 tHM
Slovakia	~ 1,800 tHM
France	~ 14,000 tHM
USA	> 90,000 tHM

Source: Statista - Spent nuclear fuel arisings and cumulative in storage in NEA/OECD countries* in 2020, by country – and public sources and assumption for Slovakia

SMR in EU

"Europe made a strategic mistake by turning away from nuclear energy"



Sommet sur l'Énergie Nucléaire
Nuclear Energy Summit
Boulogne-Billancourt
Mardi 10 mars 2026 – Tuesday, March 10, 2026

Commission President Ursula von der Leyen speaking at Nuclear Energy Summit in Paris, 10 March 2026

Goldman Sachs BTIG Investor Presentation / May 2026 newcleo 52

Investor Presentation / May 2026 53 VII. Transaction Summary newcleo engineer working on the OTHELLO facility

Transaction Overview

($ in millions)

Transaction Highlights

Business Combination Structure

- NewHold intends to complete a business combination with *new*cleo ltd, an advanced nuclear company developing fast-reactor technology and closed fuel-cycle solutions
- The business combination is currently expected to close in 2H 2026

Valuation

- The business combination implies a pre-transaction *new*cleo equity value of approximately $2.4 billion, subject to upward adjustment for any cash raised by *new*cleo prior to closing
- Existing *new*cleo shareholders will retain 100% of their equity as part of the business combination

Capital Structure

- The business combination is to be funded by a combination of NewHold cash held in trust and PIPE financing

Sponsor Alignment

- 20% of the promote is forfeit upfront; remaining promote subject to forfeiture based on delivered capital and price vesting

Pro Forma Valuation	
*new*cleo Share Price at Closing	$10.00
Pro Forma Shares Outstanding (M)[3]	290.3
Pro Forma Market Capitalization	**$2,903**
Plus: Debt[5]	22
Less: Cash[5]	(551)
Pro Forma Total Enterprise Value	**$2,374**

Planned Sources & Uses

Sources of Funds		
NewHold Cash in Trust[1]	$209	7.2%
PIPE	220	7.6%
NewHold Founder Shares[2]	32	1.1%
*new*cleo Investor Share Rollover[3]	2,448	84.1%
Total Sources of Funds	**$2,910**	100.0%

Uses of Funds		
Cash Proceeds to B/S[4]	$374	12.9%
Est. Transaction Fees and Exp.	55	1.9%
NewHold Founder Shares[2]	32	1.1%
*new*cleo Investor Share Rollover[3]	2,448	84.1%
Total Uses of Funds	**$2,910**	100.0%

Expected Pro Forma Ownership


7.0%
7.6%
1.1%
84.4%
newcleo Investors
PIPE Shareholders
NewHold Public Shareholders
NewHold Founders

Ownership	Shares (M)	Ownership %
NewHold Public Shareholders[6]	20.2	7.0%
PIPE Shareholders	22.0	7.6%
NewHold Founders[2]	3.2	1.1%
newcleo Investors	244.8	84.4%
Total	**290.3**	100.0%

Note: All charts and tables exclude impact of NewHold public and private warrants.
[1] Based on NewHold cash in trust as of December 31, 2025. Assumes no redemptions. | [2] Assumes no redemptions and $220 million PIPE. Represents Founder Shares that immediately vest and excludes shares subject to price vesting and warrants held by the Founder. | [3] Includes shares outstanding and vested options. | [4] Assumes no redemptions and $220 million PIPE. | [5] Financials as of December 31, 2025 and includes impact of cash raised from equity issuances after 12/31/2025. Assumes EUR/USD exchange ratio of 1.174. | [6] Assumes no redemptions. Includes Founder Shares provided to investors which have signed non-redemption agreements.

newcleo Investor Presentation / May 2026 54

NHIC III – experienced sponsor with proven de-SPAC execution

NHIC III is an execution-focused sponsor partnering with *new*cleo to support its transition to — and long-term success in — the public markets.

Chief Executive Officer



Kevin Charlton

- CEO of NHIC I, II & III
- President and COO of first three Hennessy Capital SPACs
- Prior experience includes Investcorp, JP Morgan, McKinsey, and NASA
- Will remain actively involved with *new*cleo post-closing

Prior Successful De-SPACs

	Evolv Technology (NASDAQ: EVLV)	*NRC Group*	*Daseke*	*Blue Bird (NASDAQ: BLBD)*
Post-Announcement 52 Week High[1]	+7%	+20%	+44%	+38%
Timeline[2]	6 Months	6 Months	5 Months	9 Months

Selective Process Driving High Conviction in *new*cleo

297
Potential targets sourced with a global focus across energy, industrials, and infrastructure

25
NDAs signed including a detailed review of business models, technology, and teams

NHIC III: Role and Ongoing Partnership

- ✓ **Transaction execution partner**
  NHIC III brings hands-on experience executing de-SPAC transactions and coordinating across management, advisors, regulators, and investors to support an efficient and thorough closing process.
- ✓ **Public-company readiness and governance**
  The NHIC III team has experience supporting audit readiness, board formation, investor communications, and governance frameworks required for a successful transition to life as a U.S. public company.
- ✓ **Ongoing post-close involvement**
  NHIC III expects to remain actively engaged following closing, supporting capital-markets strategy, governance, and investor engagement alongside *new*cleo's management team.
- ✓ **Alignment with long-term value creation**
  Sponsor economics and reputation are aligned with long-term public-market performance, reinforcing a focus on durable value creation rather than short-term transaction outcomes.

Sponsor Alignment Mechanics

180-Day
Sponsor shares subject to post-closing lock-up

50%
50% of sponsor promote vests only upon achieving $15 and $18 share price thresholds

Note: Shares held by certain company shareholders and sponsor are subject to 180 day lock-up period post-closing; however, up to 100% of shares may be released earlier if specified VWAP thresholds ($15 and $18 for 20 out of 30 trading days, starting 90 days after closing) are met. | [1] NRCG, Daseke and Blue Bird represent successful de-SPACs Kevin Charlton completed while serving as President and COO of Hennessy Capital | [2] Represents timing from introduction to the management team to closing of the transaction.

newcleo Investor Presentation / May 2026 55

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